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                   U. S. Securities and Exchange Commission

                            Washington, D.C. 20549


                                     8-A

                        FOR REGISTRATION OF SECURITIES
                       PURSUANT TO SECTION 12(b) or (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                              B2BSTORES.COM INC.
                  (Exact Name of Registrant in its Charter)


         Delaware                                            11-3500746
(State or other jurisdiction of                       (IRS Employer ID Number)
incorporation or organization)

249 East Ocean Blvd.
Long Beach, California                                          90802
(Address of principal executive offices)                      (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration file number to which this form relates 333-88511.
                                                                   ---------

Securities to be registered under Section 12(b) of the Act:

Title of each class              Name of each exchange on which
to be so registered              each class is to be registered
-------------------              ------------------------------

                                 Not Applicable


Securities to be registered under Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)



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                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The common stock of the issuer will be offered in its initial public offering. Currently, there is no market for this common stock. The information required by this Item is incorporated by reference to the sections entitled "Certain Transactions" and "Description of Securities" in the issuer's prospectus which forms a part of its registration statement on Form SB-2 (File No. 333-88511).

Item 2.  Exhibits

         The exhibits required by Item 601 have all been filed as part of the issuers registration statement on Form SB-2 (File No. 333-88511) and are each incorporated herein by reference.


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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                              B2BSTORES.COM INC.


                                              By: /s/ Woo Jin Kim
                                              -------------------------
                                              Chief Executive Officer

December 14, 1999